Fifth Third Bancorp Reports Second Quarter 2025 Diluted Earnings Per Share of $0.88
Accelerating revenue growth led by continued loan growth and net interest margin expansion
Reported results included a negative $0.02 impact from certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	2Q25	1Q25	2Q24
         Stability:
•Net charge-off ratio(b) declined 1 bp sequentially and 4 bps compared to 2Q24; NPAs decreased 11% sequentially, including commercial NPAs down 18%
•Interest-bearing liabilities costs down 2 bps compared to 1Q25; 4% DDA growth year-over-year
•Strong profitability resulted in CET1 increasing 13 bps to 10.56%
    Profitability:
•Disciplined expense management; efficiency ratio(a) of 56.2%; adjusted efficiency ratio(a) of 55.5%, an improvement of 130 bps year-over-year
•Net interest margin expanded for the 6th consecutive quarter
•Adjusted ROTCE ex. AOCI(a) of 13.9% and adjusted ROA(a) of 1.22%
    Growth:
•5% loan growth compared to 2Q24; annual loan growth reaches highest level in over two years
•Consumer household growth of 2%, including 6% in the Southeast
•Assets under management of $73B, up 12% compared to 2Q24

Income Statement Data
Net income available to common shareholders	$591	$478	$561
Net interest income (U.S. GAAP)	1,495	1,437	1,387
Net interest income (FTE)(a)	1,500	1,442	1,393
Noninterest income	750	694	695
Noninterest expense	1,264	1,304	1,221

Per Share Data
Earnings per share, basic	$0.88	$0.71	$0.82
Earnings per share, diluted	0.88	0.71	0.81
Book value per share	28.47	27.41	25.13
Tangible book value per share(a)	20.98	19.92	17.75

Balance Sheet & Credit Quality
Average portfolio loans and leases	$123,071	$121,272	$116,891
Average deposits	163,575	164,157	167,194
Accumulated other comprehensive loss	(3,546)	(3,895)	(4,901)
Net charge-off ratio(b)	0.45%	0.46%	0.49%
Nonperforming asset ratio(c)	0.72	0.81	0.55

Financial Ratios
Return on average assets	1.20%	0.99%	1.14%
Return on average common equity	12.8	10.8	13.6
Return on average tangible common equity(a)	17.6	15.2	19.8
CET1 capital(d)(e)	10.56	10.43	10.62
Net interest margin(a)	3.12	3.03	2.88
Efficiency(a)	56.2	61.0	58.5
Other than the Quarterly Financial Review tables beginning on page 13, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
Fifth Third's financial results once again underscore our strong balance sheet, diverse revenue streams, and disciplined expense management. We've expanded our net interest margin, improved credit metrics, and strengthened our efficiency ratio.

Our ongoing investments in strategic growth priorities continue to drive robust results. In the second quarter, adjusted revenues and adjusted PPNR increased year-over-year by 6% and 10%, respectively, marking the highest growth rate in the past two years. Our balance sheet remains well-diversified and neutrally positioned. This quarter, we accreted 13 basis points of CET1 capital and grew tangible book value per share by 18% over the past year.

By focusing on developing the capabilities to generate high-quality deposits, diversified loan originations, recurring fee revenue and consistent improvements in operating scalability, we expect to continue to generate strong, stable returns for our long-term shareholders during volatile environments.

As we move forward, we will continue to adhere to our operating principles of stability, profitability, and growth – in that order.
Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 July 17, 2025

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	June	March	June
	2025	2025	2024	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,500	$1,442	$1,393	4%	8%
Provision for credit losses	173	174	97	(1)%	78%
Noninterest income	750	694	695	8%	8%
Noninterest expense	1,264	1,304	1,221	(3)%	4%
Income before income taxes(a)	$813	$658	$770	24%	6%

Taxable equivalent adjustment	$5	$5	$6	—	(17)%
Applicable income tax expense	180	138	163	30%	10%
Net income	$628	$515	$601	22%	4%
Dividends on preferred stock	37	37	40	—	(8)%
Net income available to common shareholders	$591	$478	$561	24%	5%
Earnings per share, diluted	$0.88	$0.71	$0.81	24%	9%

Fifth Third Bancorp (NASDAQ®: FITB) today reported second quarter 2025 net income available to common shareholders of $591 million, or $0.88 per diluted share, compared to $478 million, or $0.71 per diluted share, in the prior quarter and $561 million, or $0.81 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 2Q25

(after-tax impact; $ in millions, except per share data)

Severance expense (noninterest expense)(f)	$(11)
Valuation of Visa total return swap (noninterest income)(f)	$(1)

After-tax impact(f) of certain item(s)	$(12)

Diluted earnings per share impact of certain item(s)[1]	$(0.02)

Totals may not foot due to rounding; [1]Diluted earnings per share impact reflects 674.034 million average diluted shares outstanding

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	June	March	June
	2025	2025	2024	Seq	Yr/Yr
Interest Income
Interest income	$2,489	$2,437	$2,626	2%	(5)%
Interest expense	989	995	1,233	(1)%	(20)%
Net interest income (NII)	$1,500	$1,442	$1,393	4%	8%
NII excluding certain items(a)	$1,500	$1,442	$1,398	4%	7%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.18%	5.13%	5.43%	5	(25)
Rate paid on interest-bearing liabilities	2.78%	2.80%	3.39%	(2)	(61)

Ratios
Net interest rate spread	2.40%	2.33%	2.04%	7	36
Net interest margin (NIM)	3.12%	3.03%	2.88%	9	24
NIM excluding certain items(a)	3.12%	3.03%	2.89%	9	23

Compared to the prior quarter, NII increased $58 million, or 4%. This improvement primarily reflects higher average loan balances, fixed-rate asset repricing and strategic deposit management actions decreasing the cost of interest-bearing deposits. NII included a $14 million benefit in the quarter associated with the payoff of a partially charged-off commercial loan previously classified as nonaccrual. These same factors, coupled with the continued normalization of cash and other short-term investment balances, contributed to the 9 bps increase in NIM.
Compared to the year-ago quarter, NII increased $107 million, or 8%, and NIM increased 24 bps. This improvement was due to the benefits from proactive deposit and wholesale funding management decreasing interest-bearing liabilities costs by 61 bps, improved earning asset mix, and the benefit of fixed-rate asset repricing, which more than offset the impact of lower market rates on floating rate assets.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2025	2025	2024	Seq	Yr/Yr
Noninterest Income
Wealth and asset management revenue	$166	$172	$159	(3)%	4%
Commercial payments revenue	152	153	154	(1)%	(1)%
Consumer banking revenue	147	137	139	7%	6%
Capital markets fees	90	90	93	—	(3)%
Commercial banking revenue	79	80	90	(1)%	(12)%
Mortgage banking net revenue	56	57	50	(2)%	12%
Other noninterest income	44	14	7	214%	529%
Securities gains (losses), net	16	(9)	3	NM	433%
Total noninterest income	$750	$694	$695	8%	8%

Reported noninterest income increased $56 million, or 8%, from the prior quarter, and increased $55 million, or 8%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including the mark-to-market on the valuation of the Visa total return swap and securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans that are more than offset in noninterest expense.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	June	March	June	% Change
	2025	2025	2024	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$750	$694	$695
Valuation of Visa total return swap	1	18	23
Legal settlements and remediations	—	—	2
Securities (gains) losses, net	(16)	9	(3)
Noninterest income excluding certain items(a)	$735	$721	$717	2%	3%

Noninterest income excluding certain items increased $14 million, or 2%, compared to the prior quarter, and increased $18 million, or 3%, from the year-ago quarter.
Wealth and asset management revenue decreased $6 million, or 3% sequentially, due to seasonal tax-related revenue in the prior quarter. Commercial payments revenue decreased $1 million, or 1%, due to higher earnings credits. Consumer banking revenue increased $10 million, or 7%, driven by card and processing revenue and deposit fees. Capital markets fees were stable, reflecting decreases in client financial risk management and corporate bond fees, offset by increases in equity capital markets and M&A advisory revenue. The increase in other noninterest income was driven by seasonal equity fund investment income and the Visa total return swap.
Compared to the year-ago quarter, wealth and asset management revenue increased $7 million, or 4%, primarily reflecting an increase in personal asset management revenue due to AUM growth. Commercial payments revenue decreased $2 million, or 1%, driven by higher earnings credits and lower commercial card fees, partially offset by higher deposit fees. Consumer banking revenue increased $8 million, or 6%, primarily driven by deposit fees. Capital markets fees decreased $3 million, or 3%, reflecting a decrease in M&A advisory and client financial risk management, partially offset by higher loan syndication revenue. Commercial banking revenue decreased $11 million, or 12%, primarily reflecting lower business lending fees and the continued decrease in operating lease revenue. Mortgage banking net revenue increased $6 million, or 12%, due to the prior year loss on MSR net valuation adjustments not recurring in the current quarter.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2025	2025	2024	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$698	$750	$656	(7)%	6%
Technology and communications	126	123	114	2%	11%
Net occupancy expense	83	87	83	(5)%	—
Equipment expense	41	42	38	(2)%	8%
Loan and lease expense	36	30	33	20%	9%
Marketing expense	43	28	34	54%	26%
Card and processing expense	22	21	21	5%	5%
Other noninterest expense	215	223	242	(4)%	(11)%
Total noninterest expense	$1,264	$1,304	$1,221	(3)%	4%

Reported noninterest expense decreased $40 million, or 3%, from the prior quarter, and increased $43 million, or 4%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2025	2025	2024	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,264	$1,304	$1,221
Severance expense	(15)	—	—
Legal settlements and remediations	—	—	(11)
FDIC special assessment	—	—	(6)
Noninterest expense excluding certain item(s)(a)	$1,249	$1,304	$1,204	(4)%	4%

Compared to the prior quarter, noninterest expense excluding certain items decreased $55 million, or 4%, primarily reflecting a seasonal decrease in compensation and benefits expense. Noninterest expense in the current quarter included a $16 million expense related to the mark-to-market impact of non-qualified deferred compensation compared to a $4 million benefit in the prior quarter, both of which were largely offset in net securities gains/losses through noninterest income.
Compared to the year-ago quarter, noninterest expense excluding certain items increased $45 million, or 4%. The year-ago quarter included an $3 million expense related to the mark-to-market impact of non-qualified deferred compensation, which was largely offset in net securities gains through noninterest income.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2025	2025	2024	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$54,075	$53,401	$52,357	1%	3%
Commercial mortgage loans	12,410	12,368	11,352	—	9%
Commercial construction loans	5,810	5,797	5,917	—	(2)%
Commercial leases	3,120	3,110	2,575	—	21%
Total commercial loans and leases	$75,415	$74,676	$72,201	1%	4%
Consumer loans:
Residential mortgage loans	$17,615	$17,552	$17,004	—	4%
Home equity	4,383	4,222	3,929	4%	12%
Indirect secured consumer loans	17,248	16,476	15,373	5%	12%
Credit card	1,659	1,627	1,728	2%	(4)%
Solar energy installation loans	4,268	4,221	3,916	1%	9%
Other consumer loans	2,483	2,498	2,740	(1)%	(9)%
Total consumer loans	$47,656	$46,596	$44,690	2%	7%
Total average portfolio loans and leases	$123,071	$121,272	$116,891	1%	5%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$45	$64	$33	(30)%	36%
Consumer loans held for sale	541	428	359	26%	51%
Total average loans and leases held for sale	$586	$492	$392	19%	49%

Total average loans and leases	$123,657	$121,764	$117,283	2%	5%

Securities (taxable and tax-exempt)	$56,243	$56,598	$56,607	(1)%	(1)%
Other short-term investments	12,782	14,446	20,609	(12)%	(38)%
Total average interest-earning assets	$192,682	$192,808	$194,499	—	(1)%

Compared to the prior quarter, total average portfolio loans and leases increased 1%. Average commercial portfolio loans and leases increased 1%, primarily driven by increases in C&I loans. Average consumer portfolio loans increased 2%, primarily due to increases in indirect secured consumer and home equity loans.
Compared to the year-ago quarter, total average portfolio loans and leases increased 5%. Average commercial portfolio loans and leases increased 4%, primarily reflecting increases in C&I and commercial mortgage loans. Average consumer portfolio loans increased 7%, primarily due to increases in indirect secured consumer and residential mortgage loans.
Average securities (taxable and tax-exempt; amortized cost) of $56 billion in the current quarter decreased 1% compared to the prior and year-ago quarter. Average other short-term investments (including interest-bearing cash) of $13 billion in the current quarter decreased 12% compared to the prior quarter and decreased 38% compared to the year-ago quarter due to proactive liability management and increased lending activity.
Period-end commercial portfolio loans and leases of $74 billion decreased 1% compared to the prior quarter, primarily reflecting decreases in C&I and commercial construction loans. Compared to the year-ago quarter, period-end commercial portfolio loans and leases increased 3%, primarily due to increases in C&I and commercial mortgage loans.
Period-end consumer portfolio loans of $48 billion increased 3% compared to the prior quarter, primarily reflecting an increase in indirect secured consumer and home equity loans. Compared to the year-ago quarter, period-end consumer portfolio loans increased 8%, primarily driven by increases in indirect secured consumer, residential mortgage, and home equity loans.

Total period-end securities (taxable and tax-exempt; amortized cost) of $55 billion in the current quarter decreased 2% compared to the prior quarter and decreased 3% compared to the year-ago quarter. Period-end other short-term investments of approximately $13 billion decreased 13% compared to the prior quarter and decreased 38% compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2025	2025	2024	Seq	Yr/Yr
Average Deposits
Demand	$40,885	$39,788	$40,266	3%	2%
Interest checking	56,738	57,964	58,156	(2)%	(2)%
Savings	16,962	17,226	17,747	(2)%	(4)%
Money market	36,296	36,453	35,511	—	2%
Total transaction deposits	$150,881	$151,431	$151,680	—	(1)%
CDs $250,000 or less	10,494	10,380	10,767	1%	(3)%
Total core deposits	$161,375	$161,811	$162,447	—	(1)%
CDs over $250,000[1]	2,200	2,346	4,747	(6)%	(54)%
Total average deposits	$163,575	$164,157	$167,194	—	(2)%

1CDs over $250,000 includes $1.1BN, $1.3BN, and $3.8BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 6/30/25, 3/31/25, and 6/30/24, respectively.

Compared to the prior quarter, total average deposits were stable, primarily reflecting modest increases in demand deposits and CDs $250,000 or less, offset by a decline in interest checking and savings balances. The growth in demand deposits is a result of our focus on improving our deposit mix and resulted in four consecutive quarters of declining deposit costs. Period-end total deposits decreased 1%.
Compared to the year-ago quarter, total average deposits decreased 2%, primarily driven by the continued reduction in brokered deposits and lower interest checking balances, partially offset by an increase in money market and demand deposits. Period-end total deposits decreased 2%.
The period-end portfolio loan-to-core deposit ratio was 76% in the current quarter, compared to 75% in the prior quarter and 72% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2025	2025	2024	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000[1]	$2,200	$2,346	$4,747	(6)%	(54)%
Federal funds purchased	206	194	230	6%	(10)%
Securities sold under repurchase agreements	353	286	373	23%	(5)%
FHLB advances	4,976	4,767	3,165	4%	57%
Derivative collateral and other secured borrowings	89	84	54	6%	65%
Long-term debt	14,599	14,585	15,611	—	(6)%
Total average wholesale funding	$22,423	$22,262	$24,180	1%	(7)%

1CDs over $250,000 includes $1.1BN, $1.3BN, and $3.8BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 6/30/25, 3/31/25, and 6/30/24, respectively.

Compared to the prior quarter, average wholesale funding increased 1%, driven in part by higher short-term FHLB advances and securities sold under repurchase agreements, partially offset by a reduction in CDs over $250,000. The 7% decrease in average wholesale funding compared to the year-ago quarter was primarily due to lower balances in CDs over $250,000 and long-term debt, partially offset by increased utilization of short-term FHLB advances.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	June	March	December	September	June
	2025	2025	2024	2024	2024

Total nonaccrual portfolio loans and leases (NPLs)	$853	$966	$823	$686	$606
Repossessed property	8	9	9	11	9
OREO	25	21	21	28	28
Total nonperforming portfolio loans and leases and OREO (NPAs)	$886	$996	$853	$725	$643

NPL ratio(g)	0.70%	0.79%	0.69%	0.59%	0.52%
NPA ratio(c)	0.72%	0.81%	0.71%	0.62%	0.55%

Portfolio loans and leases 30-89 days past due (accrual)	$277	$385	$303	$283	$302
Portfolio loans and leases 90 days past due (accrual)	34	33	32	40	33

30-89 days past due as a % of portfolio loans and leases	0.23%	0.31%	0.25%	0.24%	0.26%
90 days past due as a % of portfolio loans and leases	0.03%	0.03%	0.03%	0.03%	0.03%

Allowance for loan and lease losses (ALLL), beginning	$2,384	$2,352	$2,305	$2,288	$2,318
Total net losses charged-off	(139)	(136)	(136)	(142)	(144)
Provision for loan and lease losses	167	168	183	159	114
ALLL, ending	$2,412	$2,384	$2,352	$2,305	$2,288

Reserve for unfunded commitments, beginning	$140	$134	$138	$137	$154
Provision for (benefit from) the reserve for unfunded commitments	6	6	(4)	1	(17)
Reserve for unfunded commitments, ending	$146	$140	$134	$138	$137

Total allowance for credit losses (ACL)	$2,558	$2,524	$2,486	$2,443	$2,425

ACL ratios:
As a % of portfolio loans and leases	2.09%	2.07%	2.08%	2.09%	2.08%
As a % of nonperforming portfolio loans and leases	300%	261%	302%	356%	400%
As a % of nonperforming portfolio assets	289%	253%	291%	337%	377%

ALLL as a % of portfolio loans and leases	1.97%	1.95%	1.96%	1.98%	1.96%

Total losses charged-off	$(194)	$(173)	$(175)	$(183)	$(182)
Total recoveries of losses previously charged-off	55	37	39	41	38
Total net losses charged-off	$(139)	$(136)	$(136)	$(142)	$(144)

Net charge-off ratio (NCO ratio)(b)	0.45%	0.46%	0.46%	0.48%	0.49%
Commercial NCO ratio	0.38%	0.35%	0.32%	0.40%	0.45%
Consumer NCO ratio	0.56%	0.63%	0.68%	0.62%	0.57%

The provision for credit losses totaled $173 million in the current quarter and the ACL ratio represented 2.09% of total portfolio loans and leases at quarter end, consistent with 2.07% in the prior quarter and 2.08% in the year-ago period. The ACL covered 300% of nonperforming portfolio loans and leases and 289% of nonperforming portfolio assets.
Net charge-offs totaled $139 million in the current quarter, up $3 million from the prior quarter and the NCO ratio decreased 1 bp to 0.45%. Commercial net charge-offs were $71 million, with a commercial NCO ratio of 0.38%, up 3 bps from the prior quarter. Consumer net charge-offs were $68 million, with a consumer NCO ratio of 0.56%, down 7 bps sequentially.

Compared to the year-ago quarter, net charge-offs decreased $5 million and the NCO ratio decreased 4 bps. The commercial NCO ratio decreased 7 bps, and the consumer NCO ratio decreased 1 bps compared to the prior year.
Nonperforming portfolio loans and leases declined to $853 million in the current quarter, representing an NPL ratio of 0.70%, down from 0.79% in the prior quarter and up from 0.52% in the year-ago quarter.
Nonperforming portfolio assets totaled $886 million in the current quarter, resulting in an NPA ratio of 0.72%, compared to 0.81% in the prior quarter and 0.55% in the year-ago quarter.

Capital Position
	As of and For the Three Months Ended
	June	March	December	September	June
	2025	2025	2024	2024	2024
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	9.82%	9.50%	9.40%	9.47%	8.80%
Tangible equity(a)	9.39%	9.07%	9.02%	8.99%	8.91%
Tangible common equity (excluding AOCI)(a)	8.38%	8.07%	8.03%	8.00%	7.92%
Tangible common equity (including AOCI)(a)	6.84%	6.40%	6.02%	6.52%	5.80%

Regulatory Capital Ratios(d)(e)
CET1 capital	10.56%	10.43%	10.57%	10.75%	10.62%
Tier 1 risk-based capital	11.83%	11.71%	11.86%	12.07%	11.93%
Total risk-based capital	13.75%	13.63%	13.86%	14.13%	13.95%
Leverage	9.42%	9.23%	9.22%	9.11%	9.07%

CET1 capital ratio of 10.56% increased 13 bps sequentially driven by strong profitability, reflecting the resilience of our core business performance. Fifth Third did not execute share repurchases in the second quarter of 2025.
In June 2025, Fifth Third's Board of Directors approved a new share repurchase authorization of up to 100 million shares. The new repurchase authorization does not have an expiration date and may be executed through open market purchases or private negotiated transactions.

Tax Rate
The effective tax rate for the quarter was 22.2% compared with 21.2% in the prior quarter and 21.3% in the year-ago quarter.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 26.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios as of December 31, 2024, September 30, 2024 and June 30, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 24% tax rate.
(g)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements, including the use of artificial intelligence; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) potential impacts of the adoption of real-time payment networks; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for June 30, 2025

Table of Contents

Financial Highlights	13-14
Consolidated Statements of Income	15-16
Consolidated Balance Sheets	17-18
Consolidated Statements of Changes in Equity	19
Average Balance Sheets and Yield/Rate Analysis	20-21
Summary of Loans and Leases	22
Regulatory Capital	23
Summary of Credit Loss Experience	24
Asset Quality	25
Non-GAAP Reconciliation	26-28
Segment Presentation	29

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps				% / bps
$ in millions, except per share data				Change		Year to Date		Change
(unaudited)	June	March	June			June	June
	2025	2025	2024	Seq	Yr/Yr	2025	2024	Yr/Yr
Income Statement Data
Net interest income	$1,495	$1,437	$1,387	4%	8%	$2,932	$2,771	6%
Net interest income (FTE)(a)	1,500	1,442	1,393	4%	8%	2,942	2,783	6%
Noninterest income	750	694	695	8%	8%	1,444	1,406	3%
Total revenue (FTE)(a)	2,250	2,136	2,088	5%	8%	4,386	4,189	5%
Provision for credit losses	173	174	97	(1%)	78%	347	191	82%
Noninterest expense	1,264	1,304	1,221	(3%)	4%	2,568	2,562	—
Net income	628	515	601	22%	4%	1,142	1,122	2%
Net income available to common shareholders	591	478	561	24%	5%	1,069	1,041	3%

Earnings Per Share Data
Net income allocated to common shareholders	$591	$478	$561	24%	5%	$1,069	$1,041	3%
Average common shares outstanding (in thousands):
Basic	670,787	671,052	686,781	—	(2%)	670,919	686,265	(2%)
Diluted	674,034	676,040	691,083	—	(2%)	675,032	690,858	(2%)
Earnings per share, basic	$0.88	$0.71	$0.82	24%	7%	$1.59	$1.52	5%
Earnings per share, diluted	0.88	0.71	0.81	24%	9%	1.58	1.51	5%

Common Share Data
Cash dividends per common share	$0.37	$0.37	$0.35	—	6%	$0.74	$0.70	6%
Book value per share	28.47	27.41	25.13	4%	13%	28.47	25.13	13%
Market value per share	41.13	39.20	36.49	5%	13%	41.13	36.49	13%
Common shares outstanding (in thousands)	667,710	667,272	680,789	—	(2%)	667,710	680,789	(2%)
Market capitalization	$27,463	$26,157	$24,842	5%	11%	$27,463	$24,842	11%

Financial Ratios
Return on average assets	1.20%	0.99%	1.14%	21	6	1.09%	1.06%	3
Return on average common equity	12.8%	10.8%	13.6%	200	(80)	11.8%	12.6%	(80)
Return on average tangible common equity(a)	17.6%	15.2%	19.8%	240	(220)	16.5%	18.3%	(180)
Noninterest income as a percent of total revenue(a)	33%	32%	33%	100	—	33%	34%	(100)
Dividend payout	42.0%	52.1%	42.7%	(1,010)	(70)	46.5%	46.1%	40
Average total Bancorp shareholders’ equity as a percent of average assets	9.82%	9.50%	8.80%	32	102	9.66%	8.79%	87
Tangible common equity(a)	8.38%	8.07%	7.92%	31	46	8.38%	7.92%	46
Net interest margin (FTE)(a)	3.12%	3.03%	2.88%	9	24	3.08%	2.87%	21
Efficiency (FTE)(a)	56.2%	61.0%	58.5%	(480)	(230)	58.6%	61.2%	(260)
Effective tax rate	22.2%	21.2%	21.3%	100	90	21.8%	21.2%	60

Credit Quality
Net losses charged-off	$139	$136	$144	2%	(3%)	$276	$254	9%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.45%	0.46%	0.49%	(1)	(4)	0.45%	0.44%	1
ALLL as a percent of portfolio loans and leases	1.97%	1.95%	1.96%	2	1	1.97%	1.96%	1
ACL as a percent of portfolio loans and leases(g)	2.09%	2.07%	2.08%	2	1	2.09%	2.08%	1
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.72%	0.81%	0.55%	(9)	17	0.72%	0.55%	17

Average Balances
Loans and leases, including held for sale	$123,657	$121,764	$117,283	2%	5%	$122,716	$117,491	4%
Securities and other short-term investments	69,025	71,044	77,216	(3%)	(11%)	70,029	77,433	(10%)
Assets	210,554	210,558	212,475	—	(1%)	210,556	212,839	(1%)
Transaction deposits(b)	150,881	151,431	151,680	—	(1%)	151,153	152,018	(1%)
Core deposits(c)	161,375	161,811	162,447	—	(1%)	161,591	162,523	(1%)
Wholesale funding(d)	22,423	22,262	24,180	1%	(7%)	22,343	24,476	(9%)
Bancorp shareholders' equity	20,670	20,000	18,707	3%	10%	20,337	18,717	9%

Regulatory Capital Ratios(e)(f)
CET1 capital	10.56%	10.43%	10.62%	13	(6)	10.56%	10.62%	(6)
Tier 1 risk-based capital	11.83%	11.71%	11.93%	12	(10)	11.83%	11.93%	(10)
Total risk-based capital	13.75%	13.63%	13.95%	12	(20)	13.75%	13.95%	(20)
Leverage	9.42%	9.23%	9.07%	19	35	9.42%	9.07%	35

Additional Metrics
Banking centers	1,089	1,084	1,070	—	2%	1,089	1,070	2%
ATMs	2,170	2,069	2,067	5%	5%	2,170	2,067	5%
Full-time equivalent employees	18,690	18,786	18,607	(1%)	—	18,690	18,607	—
Assets under care ($ in billions)(h)	$657	$639	$631	3%	4%	$657	$631	4%
Assets under management ($ in billions)(h)	73	68	65	7%	12%	73	65	12%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.
(b)Includes demand, interest checking, savings and money market deposits..
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios as of June 30, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	June	March	December	September	June
	2025	2025	2024	2024	2024
Income Statement Data
Net interest income	$1,495	$1,437	$1,437	$1,421	$1,387
Net interest income (FTE)(a)	1,500	1,442	1,443	1,427	1,393
Noninterest income	750	694	732	711	695
Total revenue (FTE)(a)	2,250	2,136	2,175	2,138	2,088
Provision for credit losses	173	174	179	160	97
Noninterest expense	1,264	1,304	1,226	1,244	1,221
Net income	628	515	620	573	601
Net income available to common shareholders	591	478	582	532	561

Earnings Per Share Data
Net income allocated to common shareholders	$591	$478	$582	$532	$561
Average common shares outstanding (in thousands):
Basic	670,787	671,052	675,307	680,895	686,781
Diluted	674,034	676,040	681,456	686,109	691,083
Earnings per share, basic	$0.88	$0.71	$0.86	$0.78	$0.82
Earnings per share, diluted	0.88	0.71	0.85	0.78	0.81

Common Share Data
Cash dividends per common share	$0.37	$0.37	$0.37	$0.37	$0.35
Book value per share	28.47	27.41	26.17	27.60	25.13
Market value per share	41.13	39.20	42.28	42.84	36.49
Common shares outstanding (in thousands)	667,710	667,272	669,854	676,269	680,789
Market capitalization	$27,463	$26,157	$28,321	$28,971	$24,842

Financial Ratios
Return on average assets	1.20%	0.99%	1.17%	1.06%	1.14%
Return on average common equity	12.8%	10.8%	13.0%	11.7%	13.6%
Return on average tangible common equity(a)	17.6%	15.2%	18.4%	16.3%	19.8%
Noninterest income as a percent of total revenue(a)	33%	32%	34%	33%	33%
Dividend payout	42.0%	52.1%	43.0%	47.4%	42.7%
Average total Bancorp shareholders’ equity as a percent of average assets	9.82%	9.50%	9.40%	9.47%	8.80%
Tangible common equity(a)	8.38%	8.07%	8.03%	8.00%	7.92%
Net interest margin (FTE)(a)	3.12%	3.03%	2.97%	2.90%	2.88%
Efficiency (FTE)(a)	56.2%	61.0%	56.4%	58.2%	58.5%
Effective tax rate	22.2%	21.2%	18.8%	21.3%	21.3%

Credit Quality
Net losses charged-off	$139	$136	$136	$142	$144
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.45%	0.46%	0.46%	0.48%	0.49%
ALLL as a percent of portfolio loans and leases	1.97%	1.95%	1.96%	1.98%	1.96%
ACL as a percent of portfolio loans and leases(g)	2.09%	2.07%	2.08%	2.09%	2.08%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.72%	0.81%	0.71%	0.62%	0.55%

Average Balances
Loans and leases, including held for sale	$123,657	$121,764	$118,492	$117,415	$117,283
Securities and other short-term investments	69,025	71,044	75,021	78,421	77,216
Assets	210,554	210,558	211,709	213,838	212,475
Transaction deposits(b)	150,881	151,431	154,114	153,154	151,680
Core deposits(c)	161,375	161,811	164,706	163,697	162,447
Wholesale funding(d)	22,423	22,262	20,202	23,415	24,180
Bancorp shareholders’ equity	20,670	20,000	19,893	20,251	18,707

Regulatory Capital Ratios(e)(f)
CET1 capital	10.56%	10.43%	10.57%	10.75%	10.62%
Tier 1 risk-based capital	11.83%	11.71%	11.86%	12.07%	11.93%
Total risk-based capital	13.75%	13.63%	13.86%	14.13%	13.95%
Leverage	9.42%	9.23%	9.22%	9.11%	9.07%

Additional Metrics
Banking centers	1,089	1,084	1,089	1,072	1,070
ATMs	2,170	2,069	2,080	2,060	2,067
Full-time equivalent employees	18,690	18,786	18,616	18,579	18,607
Assets under care ($ in billions)(h)	$657	$639	$634	$635	$631
Assets under management ($ in billions)(h)	73	68	69	69	65
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.
(b)Includes demand, interest checking, savings and money market deposits.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios as of December 31, 2024, September 30, 2024 and June 30, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	June	March	June			June	June
	2025	2025	2024	Seq	Yr/Yr	2025	2024	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,881	$1,816	$1,871	4%	1%	$3,696	$3,731	(1%)
Interest on securities	458	451	458	2%	—	910	913	—
Interest on other short-term investments	145	165	291	(12%)	(50%)	311	584	(47%)
Total interest income	2,484	2,432	2,620	2%	(5%)	4,917	5,228	(6%)

Interest Expense
Interest on deposits	732	743	958	(1%)	(24%)	1,476	1,912	(23%)
Interest on federal funds purchased	2	2	3	—	(33%)	4	6	(33%)
Interest on other short-term borrowings	59	56	48	5%	23%	115	95	21%
Interest on long-term debt	196	194	224	1%	(13%)	390	444	(12%)
Total interest expense	989	995	1,233	(1%)	(20%)	1,985	2,457	(19%)

Net Interest Income	1,495	1,437	1,387	4%	8%	2,932	2,771	6%

Provision for credit losses	173	174	97	(1%)	78%	347	191	82%
Net Interest Income After Provision for Credit Losses	1,322	1,263	1,290	5%	2%	2,585	2,580	—

Noninterest Income
Wealth and asset management revenue	166	172	159	(3%)	4%	338	320	6%
Commercial payments revenue	152	153	154	(1%)	(1%)	305	298	2%
Consumer banking revenue	147	137	139	7%	6%	284	275	3%
Capital markets fees	90	90	93	—	(3%)	179	190	(6%)
Commercial banking revenue	79	80	90	(1)	(12%)	160	174	(8%)
Mortgage banking net revenue	56	57	50	(2%)	12%	113	104	9%
Other noninterest income	44	14	7	214%	529%	58	32	81%
Securities gains (losses), net	16	(9)	3	NM	433%	7	13	(46%)
Total noninterest income	750	694	695	8%	8%	1,444	1,406	3%

Noninterest Expense
Compensation and benefits	698	750	656	(7%)	6%	1,447	1,409	3%
Technology and communications	126	123	114	2%	11%	250	231	8%
Net occupancy expense	83	87	83	(5%)	—	171	170	1%
Equipment expense	41	42	38	(2%)	8%	82	76	8%
Loan and lease expense	36	30	33	20%	9%	66	62	6%
Marketing expense	43	28	34	54%	26%	71	66	8%
Card and processing expense	22	21	21	5%	5%	43	41	5%
Other noninterest expense	215	223	242	(4%)	(11%)	438	507	(14%)
Total noninterest expense	1,264	1,304	1,221	(3%)	4%	2,568	2,562	—
Income Before Income Taxes	808	653	764	24%	6%	1,461	1,424	3%
Applicable income tax expense	180	138	163	30%	10%	319	302	6%
Net Income	628	515	601	22%	4%	1,142	1,122	2%
Dividends on preferred stock	37	37	40	—	(8%)	73	81	(10%)
Net Income Available to Common Shareholders	$591	$478	$561	24%	5%	$1,069	$1,041	3%

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2025	2025	2024	2024	2024
Interest Income
Interest and fees on loans and leases	$1,881	$1,816	$1,836	$1,910	$1,871
Interest on securities	458	451	464	461	458
Interest on other short-term investments	145	165	228	298	291
Total interest income	2,484	2,432	2,528	2,669	2,620

Interest Expense
Interest on deposits	732	743	856	968	958
Interest on federal funds purchased	2	2	3	2	3
Interest on other short-term borrowings	59	56	22	40	48
Interest on long-term debt	196	194	210	238	224
Total interest expense	989	995	1,091	1,248	1,233

Net Interest Income	1,495	1,437	1,437	1,421	1,387

Provision for credit losses	173	174	179	160	97
Net Interest Income After Provision for Credit Losses	1,322	1,263	1,258	1,261	1,290

Noninterest Income
Wealth and asset management revenue	166	172	163	163	159
Commercial payments revenue	152	153	155	154	154
Consumer banking revenue	147	137	137	143	139
Capital markets fees	90	90	123	111	93
Commercial banking revenue	79	80	109	93	90
Mortgage banking net revenue	56	57	57	50	50
Other noninterest income (loss)	44	14	(4)	(13)	7
Securities gains (losses), net	16	(9)	(8)	10	3
Total noninterest income	750	694	732	711	695

Noninterest Expense
Compensation and benefits	698	750	665	690	656
Technology and communications	126	123	123	121	114
Net occupancy expense	83	87	88	81	83
Equipment expense	41	42	39	38	38
Loan and lease expense	36	30	36	34	33
Marketing expense	43	28	23	26	34
Card and processing expense	22	21	21	22	21
Other noninterest expense	215	223	231	232	242
Total noninterest expense	1,264	1,304	1,226	1,244	1,221
Income Before Income Taxes	808	653	764	728	764
Applicable income tax expense	180	138	144	155	163
Net Income	628	515	620	573	601
Dividends on preferred stock	37	37	38	41	40
Net Income Available to Common Shareholders	$591	$478	$582	$532	$561

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	June	March	June
	2025	2025	2024	Seq	Yr/Yr
Assets
Cash and due from banks	$2,972	$3,009	$2,837	(1%)	5%
Other short-term investments	13,043	14,965	21,085	(13%)	(38%)
Available-for-sale debt and other securities(a)	38,270	39,747	38,986	(4%)	(2%)
Held-to-maturity securities(b)	11,630	11,185	11,443	4%	2%
Trading debt securities	1,324	1,159	1,132	14%	17%
Equity securities	404	494	476	(18%)	(15%)
Loans and leases held for sale	646	473	537	37%	20%
Portfolio loans and leases:
Commercial and industrial loans	53,312	53,700	51,840	(1%)	3%
Commercial mortgage loans	12,112	12,357	11,429	(2%)	6%
Commercial construction loans	5,551	5,952	5,806	(7%)	(4%)
Commercial leases	3,177	3,128	2,708	2%	17%
Total commercial loans and leases	74,152	75,137	71,783	(1%)	3%
Residential mortgage loans	17,681	17,581	17,040	1%	4%
Home equity	4,485	4,265	3,969	5%	13%
Indirect secured consumer loans	17,591	16,804	15,442	5%	14%
Credit card	1,707	1,660	1,733	3%	(2%)
Solar energy installation loans	4,316	4,262	3,951	1%	9%
Other consumer loans	2,464	2,482	2,661	(1%)	(7%)
Total consumer loans	48,244	47,054	44,796	3%	8%
Portfolio loans and leases	122,396	122,191	116,579	—	5%
Allowance for loan and lease losses	(2,412)	(2,384)	(2,288)	1%	5%
Portfolio loans and leases, net	119,984	119,807	114,291	—	5%
Bank premises and equipment	2,560	2,506	2,389	2%	7%
Operating lease equipment	344	314	392	10%	(12%)
Goodwill	4,918	4,918	4,918	—	—
Intangible assets	75	82	107	(9%)	(30%)
Servicing rights	1,629	1,663	1,731	(2%)	(6%)
Other assets	12,192	12,347	12,938	(1%)	(6%)
Total Assets	$209,991	$212,669	$213,262	(1%)	(2%)

Liabilities
Deposits:
Demand	$42,174	$40,855	$40,617	3%	4%
Interest checking	55,524	58,420	57,509	(5%)	(3%)
Savings	16,614	17,583	17,419	(6%)	(5%)
Money market	36,586	36,505	36,259	—	1%
CDs $250,000 or less	10,883	10,248	10,882	6%	—
CDs over $250,000	2,426	1,894	4,082	28%	(41%)
Total deposits	164,207	165,505	166,768	(1%)	(2%)
Federal funds purchased	178	227	194	(22%)	(8%)
Other short-term borrowings	3,393	5,457	3,370	(38%)	1%
Accrued taxes, interest and expenses	1,970	1,722	2,040	14%	(3%)
Other liabilities	4,627	4,816	5,371	(4%)	(14%)
Long-term debt	14,492	14,539	16,293	—	(11%)
Total Liabilities	188,867	192,266	194,036	(2%)	(3%)
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,794	3,773	3,764	1%	1%
Retained earnings	24,718	24,377	23,542	1%	5%
Accumulated other comprehensive loss	(3,546)	(3,895)	(4,901)	(9%)	(28%)
Treasury stock	(8,009)	(8,019)	(7,346)	—	9%
Total Equity	21,124	20,403	19,226	4%	10%
Total Liabilities and Equity	$209,991	$212,669	$213,262	(1%)	(2%)
(a) Amortized cost	$41,731	$43,445	$43,596	(4%)	(4%)
(b) Market values	11,547	11,072	11,187	4%	3%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	667,710	667,272	680,789	—	—
Treasury	256,183	256,621	243,103	—	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	June	March	December	September	June
	2025	2025	2024	2024	2024
Assets
Cash and due from banks	$2,972	$3,009	$3,014	$3,215	$2,837
Other short-term investments	13,043	14,965	17,120	21,729	21,085
Available-for-sale debt and other securities(a)	38,270	39,747	39,547	40,396	38,986
Held-to-maturity securities(b)	11,630	11,185	11,278	11,358	11,443
Trading debt securities	1,324	1,159	1,185	1,176	1,132
Equity securities	404	494	341	428	476
Loans and leases held for sale	646	473	640	612	537
Portfolio loans and leases:
Commercial and industrial loans	53,312	53,700	52,271	50,916	51,840
Commercial mortgage loans	12,112	12,357	12,246	11,394	11,429
Commercial construction loans	5,551	5,952	5,588	5,947	5,806
Commercial leases	3,177	3,128	3,188	2,873	2,708
Total commercial loans and leases	74,152	75,137	73,293	71,130	71,783
Residential mortgage loans	17,681	17,581	17,543	17,166	17,040
Home equity	4,485	4,265	4,188	4,074	3,969
Indirect secured consumer loans	17,591	16,804	16,313	15,942	15,442
Credit card	1,707	1,660	1,734	1,703	1,733
Solar energy installation loans	4,316	4,262	4,202	4,078	3,951
Other consumer loans	2,464	2,482	2,518	2,575	2,661
Total consumer loans	48,244	47,054	46,498	45,538	44,796
Portfolio loans and leases	122,396	122,191	119,791	116,668	116,579
Allowance for loan and lease losses	(2,412)	(2,384)	(2,352)	(2,305)	(2,288)
Portfolio loans and leases, net	119,984	119,807	117,439	114,363	114,291
Bank premises and equipment	2,560	2,506	2,475	2,425	2,389
Operating lease equipment	344	314	319	357	392
Goodwill	4,918	4,918	4,918	4,918	4,918
Intangible assets	75	82	90	98	107
Servicing rights	1,629	1,663	1,704	1,656	1,731
Other assets	12,192	12,347	12,857	11,587	12,938
Total Assets	$209,991	$212,669	$212,927	$214,318	$213,262

Liabilities
Deposits:
Demand	$42,174	$40,855	$41,038	$41,393	$40,617
Interest checking	55,524	58,420	59,306	58,727	57,509
Savings	16,614	17,583	17,147	16,990	17,419
Money market	36,586	36,505	36,605	37,482	36,259
CDs $250,000 or less	10,883	10,248	10,798	10,480	10,882
CDs over $250,000	2,426	1,894	2,358	3,268	4,082
Total deposits	164,207	165,505	167,252	168,340	166,768
Federal funds purchased	178	227	204	169	194
Other short-term borrowings	3,393	5,457	4,450	1,424	3,370
Accrued taxes, interest and expenses	1,970	1,722	2,137	2,034	2,040
Other liabilities	4,627	4,816	4,902	4,471	5,371
Long-term debt	14,492	14,539	14,337	17,096	16,293
Total Liabilities	188,867	192,266	193,282	193,534	194,036
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,794	3,773	3,804	3,784	3,764
Retained earnings	24,718	24,377	24,150	23,820	23,542
Accumulated other comprehensive loss	(3,546)	(3,895)	(4,636)	(3,446)	(4,901)
Treasury stock	(8,009)	(8,019)	(7,840)	(7,541)	(7,346)
Total Equity	21,124	20,403	19,645	20,784	19,226
Total Liabilities and Equity	$209,991	$212,669	$212,927	$214,318	$213,262
(a) Amortized cost	$41,731	$43,445	$43,878	$43,754	$43,596
(b) Market values	11,547	11,072	10,965	11,554	11,187
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	667,710	667,272	669,854	676,269	680,789
Treasury	256,183	256,621	254,039	247,624	243,103

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	June	June	June	June
	2025	2024	2025	2024
Total Equity, Beginning	$20,403	$19,018	$19,645	$19,172
Net income	628	601	1,142	1,122
Other comprehensive income (loss), net of tax:
Change in unrealized gains (losses):
Available-for-sale debt securities	179	2	660	(177)
Qualifying cash flow hedges	148	(40)	383	(287)
Amortization of unrealized losses on securities transferred to held-to-maturity	22	25	47	50
Comprehensive income	977	588	2,232	708
Cash dividends declared:
Common stock	(250)	(243)	(501)	(486)
Preferred stock	(37)	(40)	(73)	(81)
Impact of stock transactions under stock compensation plans, net	31	28	47	48
Shares acquired for treasury	—	(125)	(226)	(125)
Impact of cumulative effect of change in accounting principle	—	—	—	(10)
Total Equity, Ending	$21,124	$19,226	$21,124	$19,226

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	For the Three Months Ended
$ in millions	June		March		June
(unaudited)	2025		2025		2024
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$54,109	6.28%	$53,430	6.22%	$52,389	7.13%
Commercial mortgage loans(a)	12,420	6.12%	12,388	5.97%	11,353	6.26%
Commercial construction loans(a)	5,810	7.17%	5,813	6.92%	5,917	7.14%
Commercial leases(a)	3,121	4.83%	3,110	4.80%	2,576	4.33%
Total commercial loans and leases	75,460	6.26%	74,741	6.17%	72,235	6.90%
Residential mortgage loans	18,156	3.98%	17,980	3.96%	17,363	3.66%
Home equity	4,383	7.42%	4,222	7.57%	3,929	8.37%
Indirect secured consumer loans	17,248	5.63%	16,476	5.57%	15,373	5.18%
Credit card	1,659	14.33%	1,627	14.76%	1,728	12.86%
Solar energy installation loans	4,268	8.10%	4,221	8.03%	3,916	8.35%
Other consumer loans	2,483	9.09%	2,497	9.37%	2,739	9.17%
Total consumer loans	48,197	5.87%	47,023	5.88%	45,048	5.69%
Total loans and leases	123,657	6.11%	121,764	6.06%	117,283	6.43%
Securities:
Taxable securities	54,896	3.29%	55,205	3.25%	55,241	3.27%
Tax exempt securities(a)	1,347	3.19%	1,393	3.18%	1,366	3.27%
Other short-term investments	12,782	4.56%	14,446	4.64%	20,609	5.67%
Total interest-earning assets	192,682	5.18%	192,808	5.13%	194,499	5.43%
Cash and due from banks	2,437		2,388		2,637
Other assets	17,819		17,714		17,656
Allowance for loan and lease losses	(2,384)		(2,352)		(2,317)
Total Assets	$210,554		$210,558		$212,475

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$56,738	2.69%	$57,964	2.69%	$58,156	3.39%
Savings deposits	16,962	0.48%	17,226	0.53%	17,747	0.67%
Money market deposits	36,296	2.40%	36,453	2.43%	35,511	3.00%
CDs $250,000 or less	10,494	3.52%	10,380	3.61%	10,767	4.22%
Total interest-bearing core deposits	120,490	2.36%	122,023	2.39%	122,181	2.95%
CDs over $250,000	2,200	4.07%	2,346	4.43%	4,747	5.16%
Total interest-bearing deposits	122,690	2.39%	124,369	2.42%	126,928	3.04%
Federal funds purchased	206	4.39%	194	4.38%	230	5.41%
Securities sold under repurchase agreements	353	1.16%	286	0.92%	373	1.97%
FHLB advances	4,976	4.59%	4,767	4.62%	3,165	5.71%
Derivative collateral and other secured borrowings	89	5.61%	84	6.46%	54	6.87%
Long-term debt	14,599	5.36%	14,585	5.38%	15,611	5.78%
Total interest-bearing liabilities	142,913	2.78%	144,285	2.80%	146,361	3.39%
Demand deposits	40,885		39,788		40,266
Other liabilities	6,086		6,485		7,141
Total Liabilities	189,884		190,558		193,768
Total Equity	20,670		20,000		18,707
Total Liabilities and Equity	$210,554		$210,558		$212,475
Ratios:
Net interest margin (FTE)(b)		3.12%		3.03%		2.88%
Net interest rate spread (FTE)(b)		2.40%		2.33%		2.04%
Interest-bearing liabilities to interest-earning assets		74.17%		74.83%		75.25%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	Year to Date
$ in millions	June		June
(unaudited)	2025		2024
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$53,772	6.25%	$52,820	7.11%
Commercial mortgage loans(a)	12,404	6.05%	11,346	6.27%
Commercial construction loans(a)	5,812	7.05%	5,825	7.17%
Commercial leases(a)	3,115	4.81%	2,560	4.28%
Total commercial loans and leases	75,103	6.22%	72,551	6.88%
Residential mortgage loans	18,068	3.97%	17,316	3.60%
Home equity	4,303	7.49%	3,931	8.33%
Indirect secured consumer loans	16,864	5.60%	15,273	5.06%
Credit card	1,643	14.54%	1,751	13.30%
Solar energy installation loans	4,245	8.06%	3,855	8.07%
Other consumer loans	2,490	9.23%	2,814	9.06%
Total consumer loans	47,613	5.87%	44,940	5.61%
Total loans and leases	122,716	6.08%	117,491	6.40%
Securities:
Taxable securities	55,050	3.27%	55,128	3.27%
Tax exempt securities(a)	1,370	3.19%	1,403	3.27%
Other short-term investments	13,609	4.60%	20,902	5.62%
Total interest-earning assets	192,745	5.15%	194,924	5.41%
Cash and due from banks	2,413		2,690
Other assets	17,766		17,544
Allowance for loan and lease losses	(2,368)		(2,319)
Total Assets	$210,556		$212,839

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$57,346	2.69%	$58,489	3.39%
Savings deposits	17,094	0.51%	17,927	0.68%
Money market deposits	36,374	2.41%	35,050	2.96%
CDs $250,000 or less	10,438	3.53%	10,505	4.18%
Total interest-bearing core deposits	121,252	2.37%	121,971	2.93%
CDs over $250,000	2,273	4.26%	5,134	5.19%
Total interest-bearing deposits	123,525	2.41%	127,105	3.02%
Federal funds purchased	200	4.38%	216	5.41%
Securities sold under repurchase agreements	320	1.05%	369	1.90%
FHLB advances	4,872	4.60%	3,138	5.71%
Derivative collateral and other secured borrowings	86	6.02%	56	7.05%
Long-term debt	14,592	5.37%	15,563	5.74%
Total interest-bearing liabilities	143,595	2.79%	146,447	3.37%
Demand deposits	40,339		40,552
Other liabilities	6,285		7,123
Total Liabilities	190,219		194,122
Total Equity	20,337		18,717
Total Liabilities and Equity	$210,556		$212,839
Ratios:
Net interest margin (FTE)(b)		3.08%		2.87%
Net interest rate spread (FTE)(b)		2.36%		2.04%
Interest-bearing liabilities to interest-earning assets		74.50%		75.13%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 26.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2025	2025	2024	2024	2024
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$54,075	$53,401	$51,567	$51,615	$52,357
Commercial mortgage loans	12,410	12,368	11,792	11,488	11,352
Commercial construction loans	5,810	5,797	5,702	5,981	5,917
Commercial leases	3,120	3,110	2,902	2,685	2,575
Total commercial loans and leases	75,415	74,676	71,963	71,769	72,201
Consumer loans:
Residential mortgage loans	17,615	17,552	17,322	17,031	17,004
Home equity	4,383	4,222	4,125	4,018	3,929
Indirect secured consumer loans	17,248	16,476	16,100	15,680	15,373
Credit card	1,659	1,627	1,668	1,708	1,728
Solar energy installation loans	4,268	4,221	4,137	3,990	3,916
Other consumer loans	2,483	2,498	2,545	2,630	2,740
Total consumer loans	47,656	46,596	45,897	45,057	44,690
Total average portfolio loans and leases	$123,071	$121,272	$117,860	$116,826	$116,891

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$45	$64	$48	$16	$33
Consumer loans held for sale	541	428	584	573	359
Average loans and leases held for sale	$586	$492	$632	$589	$392

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,312	$53,700	$52,271	$50,916	$51,840
Commercial mortgage loans	12,112	12,357	12,246	11,394	11,429
Commercial construction loans	5,551	5,952	5,588	5,947	5,806
Commercial leases	3,177	3,128	3,188	2,873	2,708
Total commercial loans and leases	74,152	75,137	73,293	71,130	71,783
Consumer loans:
Residential mortgage loans	17,681	17,581	17,543	17,166	17,040
Home equity	4,485	4,265	4,188	4,074	3,969
Indirect secured consumer loans	17,591	16,804	16,313	15,942	15,442
Credit card	1,707	1,660	1,734	1,703	1,733
Solar energy installation loans	4,316	4,262	4,202	4,078	3,951
Other consumer loans	2,464	2,482	2,518	2,575	2,661
Total consumer loans	48,244	47,054	46,498	45,538	44,796
Total portfolio loans and leases	$122,396	$122,191	$119,791	$116,668	$116,579

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$74	$28	$66	$100	$25
Consumer loans held for sale	572	445	574	512	512
Loans and leases held for sale	$646	$473	$640	$612	$537

Operating lease equipment	$344	$314	$319	$357	$392

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,166	$1,104	$1,071	$1,178	$1,201
Commercial mortgage loans	601	603	579	515	616
Commercial construction loans	333	367	348	342	309
Commercial leases	757	755	725	773	730
Residential mortgage loans	91,201	92,769	94,225	95,808	97,280
Solar energy installation loans	557	575	593	610	625
Other consumer loans	105	112	119	126	133
Total loans and leases serviced for others	94,720	96,285	97,660	99,352	100,894
Total loans and leases owned or serviced	$218,106	$219,263	$218,410	$216,989	$218,402
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	June	March	December	September	June
	2025(a)	2025	2024	2024	2024
Regulatory Capital(b)
CET1 capital	$17,616	$17,239	$17,339	$17,272	$17,160
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	19,732	19,355	19,455	19,388	19,276
Tier 2 capital	3,200	3,175	3,291	3,303	3,275
Total regulatory capital	$22,932	$22,530	$22,746	$22,691	$22,551
Risk-weighted assets	$166,810	$165,326	$164,102	$160,604	$161,636

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	9.82%	9.50%	9.40%	9.47%	8.80%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	10.56%	10.43%	10.57%	10.75%	10.62%
Tier 1 risk-based capital	11.83%	11.71%	11.86%	12.07%	11.93%
Total risk-based capital	13.75%	13.63%	13.86%	14.13%	13.95%
Leverage	9.42%	9.23%	9.22%	9.11%	9.07%

Fifth Third Bank, National Association
Tier 1 risk-based capital	12.85%	12.78%	12.86%	12.99%	12.81%
Total risk-based capital	14.09%	14.02%	14.19%	14.32%	14.14%
Leverage	10.26%	10.10%	10.02%	9.82%	9.76%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios as of December 31, 2024, September 30, 2024 and June 30, 2024 were calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2025	2025	2024	2024	2024
Average portfolio loans and leases:
Commercial and industrial loans	$54,075	$53,401	$51,567	$51,615	$52,357
Commercial mortgage loans	12,410	12,368	11,792	11,488	11,352
Commercial construction loans	5,810	5,797	5,702	5,981	5,917
Commercial leases	3,120	3,110	2,902	2,685	2,575
Total commercial loans and leases	75,415	74,676	71,963	71,769	72,201
Residential mortgage loans	17,615	17,552	17,322	17,031	17,004
Home equity	4,383	4,222	4,125	4,018	3,929
Indirect secured consumer loans	17,248	16,476	16,100	15,680	15,373
Credit card	1,659	1,627	1,668	1,708	1,728
Solar energy installation loans	4,268	4,221	4,137	3,990	3,916
Other consumer loans	2,483	2,498	2,545	2,630	2,740
Total consumer loans	47,656	46,596	45,897	45,057	44,690
Total average portfolio loans and leases	$123,071	$121,272	$117,860	$116,826	$116,891

Losses charged-off:
Commercial and industrial loans	($84)	($54)	($61)	($80)	($83)
Commercial mortgage loans	(4)	(11)	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	(2)	(2)	(2)	—	—
Total commercial loans and leases	(90)	(67)	(63)	(80)	(83)
Residential mortgage loans	—	—	(1)	—	(1)
Home equity	(2)	(2)	(2)	(1)	(1)
Indirect secured consumer loans	(33)	(36)	(39)	(35)	(31)
Credit card	(20)	(22)	(21)	(21)	(22)
Solar energy installation loans	(23)	(21)	(20)	(16)	(14)
Other consumer loans	(26)	(25)	(29)	(30)	(30)
Total consumer loans	(104)	(106)	(112)	(103)	(99)
Total losses charged-off	($194)	($173)	($175)	($183)	($182)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$15	$2	$6	$8	$3
Commercial mortgage loans	1	1	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	3	—	—	—	—
Total commercial loans and leases	19	3	6	8	3
Residential mortgage loans	1	—	1	1	1
Home equity	2	2	2	1	2
Indirect secured consumer loans	17	15	12	13	14
Credit card	5	5	4	5	5
Solar energy installation loans	3	3	3	2	2
Other consumer loans	8	9	11	11	11
Total consumer loans	36	34	33	33	35
Total recoveries of losses previously charged-off	$55	$37	$39	$41	$38

Net losses charged-off:
Commercial and industrial loans	($69)	($52)	($55)	($72)	($80)
Commercial mortgage loans	(3)	(10)	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	1	(2)	(2)	—	—
Total commercial loans and leases	(71)	(64)	(57)	(72)	(80)
Residential mortgage loans	1	—	—	1	—
Home equity	—	—	—	—	1
Indirect secured consumer loans	(16)	(21)	(27)	(22)	(17)
Credit card	(15)	(17)	(17)	(16)	(17)
Solar energy installation loans	(20)	(18)	(17)	(14)	(12)
Other consumer loans	(18)	(16)	(18)	(19)	(19)
Total consumer loans	(68)	(72)	(79)	(70)	(64)
Total net losses charged-off	($139)	($136)	($136)	($142)	($144)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.51%	0.39%	0.42%	0.55%	0.61%
Commercial mortgage loans	0.11%	0.34%	0.01%	—	0.01%
Commercial construction loans	—	—	—	—	—
Commercial leases	(0.10%)	0.29%	0.32%	(0.01%)	(0.01%)
Total commercial loans and leases	0.38%	0.35%	0.32%	0.40%	0.45%
Residential mortgage loans	(0.01%)	—	(0.01%)	(0.02%)	(0.01%)
Home equity	0.02%	0.04%	(0.01%)	(0.02%)	(0.05%)
Indirect secured consumer loans	0.37%	0.53%	0.66%	0.54%	0.46%
Credit card	3.74%	4.19%	4.00%	3.74%	3.98%
Solar energy installation loans	1.86%	1.73%	1.64%	1.44%	1.25%
Other consumer loans	2.49%	2.52%	2.84%	3.00%	2.61%
Total consumer loans	0.56%	0.63%	0.68%	0.62%	0.57%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.45%	0.46%	0.46%	0.48%	0.49%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	June	March	December	September	June
	2025	2025	2024	2024	2024
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,384	$2,352	$2,305	$2,288	$2,318
Total net losses charged-off	(139)	(136)	(136)	(142)	(144)
Provision for loan and lease losses	167	168	183	159	114
Allowance for loan and lease losses, ending	$2,412	$2,384	$2,352	$2,305	$2,288

Reserve for unfunded commitments, beginning	$140	$134	$138	$137	$154
Provision for (benefit from) the reserve for unfunded commitments	6	6	(4)	1	(17)
Reserve for unfunded commitments, ending	$146	$140	$134	$138	$137

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,412	$2,384	$2,352	$2,305	$2,288
Reserve for unfunded commitments	146	140	134	138	137
Total allowance for credit losses	$2,558	$2,524	$2,486	$2,443	$2,425

	As of
	June	March	December	September	June
	2025	2025	2024	2024	2024
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$460	$537	$374	$255	$234
Commercial mortgage loans	48	70	79	78	38
Commercial construction loans	—	—	1	1	1
Commercial leases	—	16	2	—	1
Residential mortgage loans	143	145	137	131	129
Home equity	75	69	70	67	61
Indirect secured consumer loans	65	60	55	50	36
Credit card	29	31	32	31	31
Solar energy installation loans	26	30	64	64	66
Other consumer loans	7	8	9	9	9
Total nonaccrual portfolio loans and leases	853	966	823	686	606
Repossessed property	8	9	9	11	9
OREO	25	21	21	28	28
Total nonperforming portfolio loans and leases and OREO	886	996	853	725	643
Nonaccrual loans held for sale	27	21	7	8	4
Total nonperforming assets	$913	$1,017	$860	$733	$647

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$5	$2	$5	$10	$3
Commercial mortgage loans	3	6	—	3	1
Commercial leases	—	—	1	1	4
Total commercial loans and leases	8	8	6	14	8
Residential mortgage loans(c)	8	8	6	8	8
Credit card	18	17	20	18	17
Total consumer loans	26	25	26	26	25
Total loans and leases 90 days past due (accrual)(b)	$34	$33	$32	$40	$33
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.45%	0.46%	0.46%	0.48%	0.49%
Allowance for credit losses:
As a percent of portfolio loans and leases	2.09%	2.07%	2.08%	2.09%	2.08%
As a percent of nonperforming portfolio loans and leases(a)	300%	261%	302%	356%	400%
As a percent of nonperforming portfolio assets(a)	289%	253%	291%	337%	377%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.70%	0.79%	0.69%	0.59%	0.52%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.72%	0.81%	0.71%	0.62%	0.55%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.74%	0.83%	0.71%	0.62%	0.55%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	June	March	December	September	June
		2025	2025	2024	2024	2024
	Net interest income	$1,495	$1,437	$1,437	$1,421	$1,387
	Add: Taxable equivalent adjustment	5	5	6	6	6
	Net interest income (FTE) (a)	1,500	1,442	1,443	1,427	1,393

	Net interest income (annualized) (b)	5,996	5,828	5,717	5,653	5,578
	Net interest income (FTE) (annualized) (c)	6,016	5,848	5,741	5,677	5,603

	Interest income	2,484	2,432	2,528	2,669	2,620
	Add: Taxable equivalent adjustment	5	5	6	6	6
	Interest income (FTE)	2,489	2,437	2,534	2,675	2,626
	Interest income (FTE) (annualized) (d)	9,983	9,883	10,081	10,642	10,562

	Interest expense (annualized) (e)	3,967	4,035	4,340	4,965	4,959
	Average interest-earning assets (f)	192,682	192,808	193,513	195,836	194,499
	Average interest-bearing liabilities (g)	142,913	144,285	144,771	147,092	146,361

	Net interest margin (b) / (f)	3.11%	3.02%	2.95%	2.89%	2.87%
	Net interest margin (FTE) (c) / (f)	3.12%	3.03%	2.97%	2.90%	2.88%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.40%	2.33%	2.21%	2.05%	2.04%

	Income before income taxes	$808	$653	$764	$728	$764
	Add: Taxable equivalent adjustment	5	5	6	6	6
	Income before income taxes (FTE)	813	658	770	734	770

	Net income available to common shareholders	591	478	582	532	561
	Add: Intangible amortization, net of tax	5	6	7	7	7
	Tangible net income available to common shareholders (h)	596	484	589	539	568
	Tangible net income available to common shareholders (annualized) (i)	2,391	1,963	2,343	2,144	2,284

	Average Bancorp shareholders’ equity	20,670	20,000	19,893	20,251	18,707
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,918)
	Average intangible assets	(79)	(86)	(94)	(103)	(111)
	Average tangible common equity, including AOCI (j)	13,557	12,880	12,765	13,114	11,562
Less:	Average AOCI	3,935	4,362	4,292	3,914	5,278
	Average tangible common equity, excluding AOCI (k)	17,492	17,242	17,057	17,028	16,840

	Total Bancorp shareholders’ equity	21,124	20,403	19,645	20,784	19,226
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,918)
	Intangible assets	(75)	(82)	(90)	(98)	(107)
	Tangible common equity, including AOCI (l)	14,015	13,287	12,521	13,652	12,085
Less:	AOCI	3,546	3,895	4,636	3,446	4,901
	Tangible common equity, excluding AOCI (m)	17,561	17,182	17,157	17,098	16,986
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	19,677	19,298	19,273	19,214	19,102

	Total assets	209,991	212,669	212,927	214,318	213,262
Less:	Goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,918)
	Intangible assets	(75)	(82)	(90)	(98)	(107)
	Tangible assets, including AOCI (o)	204,998	207,669	207,919	209,302	208,237
Less:	AOCI, before tax	4,666	5,125	5,868	4,362	6,204
	Tangible assets, excluding AOCI (p)	$209,664	$212,794	$213,787	$213,664	$214,441

	Common shares outstanding (q)	668	667	670	676	681

	Tangible equity (n) / (p)	9.39%	9.07%	9.02%	8.99%	8.91%
	Tangible common equity (excluding AOCI) (m) / (p)	8.38%	8.07%	8.03%	8.00%	7.92%
	Tangible common equity (including AOCI) (l) / (o)	6.84%	6.40%	6.02%	6.52%	5.80%
	Tangible book value per share (including AOCI) (l) / (q)	$20.98	$19.92	$18.69	$20.20	$17.75
	Tangible book value per share (excluding AOCI) (m) / (q)	$26.29	$25.76	$25.61	$25.29	$24.94

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	June	March	June
	2025	2025	2024
Net income (r)	$628	$515	$601
Net income (annualized) (s)	2,519	2,089	2,417

Adjustments (pre-tax items)
Valuation of Visa total return swap	1	18	23
Severance expense	15	—	—
Legal settlements and remediation	—	—	18
FDIC special assessment	—	—	6
Adjustments, after-tax (t)(a) (b)	12	14	37

Net interest income (FTE) (u)	1,500	1,442	1,393
Legal settlements and remediations	—	—	5
Adjusted net interest income (FTE) (v)	1,500	1,442	1,398
Adjusted net interest income (FTE) (annualized) (w)	6,016	5,848	5,623

Noninterest income (x)	750	694	695
Valuation of Visa total return swap	1	18	23
Legal settlements and remediations	—	—	2
Adjusted noninterest income (y)	751	712	720

Noninterest expense (z)	1,264	1,304	1,221
Severance expense	(15)	—	—
Legal settlements and remediation	—	—	(11)
FDIC special assessment	—	—	(6)
Adjusted noninterest expense (aa)	1,249	1,304	1,204

Adjusted net income (r) + (t)	640	529	638
Adjusted net income (annualized) (ab)	2,567	2,145	2,566

Adjusted tangible net income available to common shareholders (h) + (t)	608	498	605
Adjusted tangible net income available to common shareholders (annualized) (ac)	2,439	2,020	2,433

Average assets (ad)	$210,554	$210,558	$212,475

Return on average tangible common equity (i) / (j)	17.6%	15.2%	19.8%
Return on average tangible common equity excluding AOCI (i) / (k)	13.7%	11.4%	13.6%
Adjusted return on average tangible common equity, including AOCI (ac) / (j)	18.0%	15.7%	21.0%
Adjusted return on average tangible common equity, excluding AOCI (ac) / (k)	13.9%	11.7%	14.4%

Return on average assets (s) / (ad)	1.20%	0.99%	1.14%
Adjusted return on average assets (z) / (ad)	1.22%	1.02%	1.21%
Efficiency ratio (FTE) (z) / [(u) + (x)]	56.2%	61.0%	58.5%
Adjusted efficiency ratio (aa) / [(v) + (y)]	55.5%	60.5%	56.8%
Net interest margin (FTE) (c) / (f)	3.12%	3.03%	2.88%
Adjusted net interest margin (FTE) (w) / (f)	3.12%	3.03%	2.89%
Total revenue (FTE) (u) + (x)	$2,250	$2,136	$2,088
Adjusted total revenue (FTE) (v) + (y)	$2,251	$2,154	$2,118
Pre-provision net revenue (PPNR) (u) + (x) - (z)	$986	$832	$867
Adjusted pre-provision net revenue (PPNR) (v) + (y) - (aa)	$1,002	$850	$914
Totals may not foot due to rounding.
(a) Assumes a 23% tax rate in 2024 and a 24% tax rate in 2025.
(b) A portion of the adjustments related to legal settlements and remediations are not tax-deductible.

Fifth Third Bancorp and Subsidiaries
Segment Presentation(b)
$ in millions
(unaudited)

For the three months ended June 30, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$595	$1,085	$57	$(237)	$1,500
(Provision for) benefit from credit losses	(79)	(84)	2	(12)	(173)
Net interest income after (provision for) benefit from credit losses	516	1,001	59	(249)	1,327
Noninterest income	321	293	101	35	750
Noninterest expense	(453)	(646)	(95)	(70)	(1,264)
Income (loss) before income taxes (FTE)(a)	$384	$648	$65	$(284)	$813

For the three months ended March 31, 2025	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$552	$975	$49	$(134)	$1,442
Provision for credit losses	(80)	(84)	—	(10)	(174)
Net interest income after provision for credit losses	472	891	49	(144)	1,268
Noninterest income	301	281	109	3	694
Noninterest expense	(511)	(650)	(106)	(37)	(1,304)
Income (loss) before income taxes (FTE)(a)	$262	$522	$52	$(178)	$658

For the three months ended December 31, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$598	$984	$48	$(187)	$1,443
Provision for credit losses	(21)	(89)	—	(69)	(179)
Net interest income after provision for credit losses	577	895	48	(256)	1,264
Noninterest income	373	278	103	(22)	732
Noninterest expense	(452)	(617)	(94)	(63)	(1,226)
Income (loss) before income taxes (FTE)(a)	$498	$556	$57	$(341)	$770

For the three months ended September 30, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$648	$1,056	$50	$(327)	$1,427
Provision for credit losses	(76)	(78)	—	(6)	(160)
Net interest income after provision for credit losses	572	978	50	(333)	1,267
Noninterest income	354	283	99	(25)	711
Noninterest expense	(460)	(614)	(95)	(75)	(1,244)
Income (loss) before income taxes (FTE)(a)	$466	$647	$54	$(433)	$734

For the three months ended June 30, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$634	$1,081	$54	$(376)	$1,393
(Provision for) benefit from credit losses	(137)	(70)	—	110	(97)
Net interest income after (provision for) benefit from credit losses	497	1,011	54	(266)	1,296
Noninterest income	320	275	98	2	695
Noninterest expense	(445)	(638)	(93)	(45)	(1,221)
Income (loss) before income taxes (FTE)(a)	$372	$648	$59	$(309)	$770
(a) Includes taxable equivalent adjustments of $5 million for the three months ended June 30, 2025 and March 31, 2025 and $6 million for the three months ended December 31, 2024, September 30, 2024 and June 30, 2024.

(b) During the first quarter of 2025, the Bancorp realigned its reporting structure and moved certain business banking customer relationships and relationship management personnel to the Consumer and Small Business Banking segment from the Commercial Banking segment. Prior period results have been adjusted to reflect current presentation.